SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 5, 2003
(Date of earliest event reported)

CHICO’S FAS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-21258	59-2389435

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida 33912
(Address of Principal Executive Offices)

(239) 277-6200
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Item 12. Results of Operation and Financial Condition
Signatures
EXHIBITS
Ex.10.1 Employment Agreement dated 9-5-2003
Ex.10.2 Employment Agreement dated 9-5-2003
Ex.99.1 Press Release dated 9-5-2003

Item 2. Acquisition or Disposition of Assets.

     On September 5, 2003, Chico’s FAS, Inc. (the “Company”) completed the previously announced acquisition of all of the outstanding stock of The White House, Inc. (“The White House”) pursuant to a Stock Purchase Agreement dated July 30, 2003 (the “Stock Purchase Agreement”) with The White House, all of the shareholders of The White House (the “Sellers”) and a representative of the Sellers. As a result of the acquisition, The White House has become the Company’s wholly-owned subsidiary. The White House currently operates 103 stores in 30 states, the Virgin Islands, Puerto Rico, and the District of Columbia that sell high-quality fashion and basic merchandise assorted primarily in the classic and timeless colors of white and black and related shades.

     Under the terms of the Stock Purchase Agreement, the purchase price for the acquisition was $90 million (plus certain transaction expenses), comprised of $85.73 million cash and $4.27 million represented by 150,622 shares of the Company’s common stock, valuing the Company’s stock solely for these purposes at the average of the closing prices for the Company’s stock for 20 consecutive trading days ended September 2, 2003. The Company’s common stock was issued to Richard Sarmiento, Chief Executive Officer of The White House, and Patricia Darrow-Smith, Executive Vice President, Merchandising, of The White House. All other Sellers received only cash consideration. The Company funded the cash portion of the purchase price from current cash and from the liquidation of certain marketable securities

     From the cash consideration, $12.5 million has been placed in a one-year escrow to cover certain indemnification obligations of the Sellers. The Company’s common stock issued to Mr. Sarmiento and Ms. Darrow-Smith was not registered under the Securities Act of 1933 in reliance on an exemption from the registration requirements of such Act. Such common stock carries with it certain piggyback registration rights.

     In connection with the acquisition, the Company entered into three-year employment agreements with certain key employees of The White House, including Mr. Sarmiento and Ms. Darrow-Smith, who continue to hold senior officer positions with The White House. Mr. Sarmiento was also appointed as the Company’s Senior Vice President-The White House. Other terms of these employment agreements are comparable to those in agreements currently in effect for other executive officers of the Company. Copies of the employment agreements with Mr. Sarmiento and Ms. Darrow-Smith are exhibits to this Current Report.

     The foregoing summary of the acquisition is qualified in its entirety by the specific terms and provisions of the Stock Purchase Agreement and the employment agreements. The Stock Purchase Agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 2, 2003 and is referenced as an exhibit to this Current Report.

     On September 5, 2003, the Company issued a press release regarding the closing of the transactions contemplated by the Stock Purchase Agreement. The press release is included with this Current Report as Exhibit 99.1.

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Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

It is impractical for the Company to provide the financial statements required by this Item 7(a) at this time. In accordance with Item 7 (a) (4) of Form 8-K, the required financial statements will be filed by amendment to this Current Report no later than 60 days after the date that this Current Report must be filed.

(b) Pro forma financial information:

It is impractical for the Company to provide the financial statements required by this Item 7(b) at this time. In accordance with Item 7 (b) (2) of Form 8-K, the required financial statements will be filed by amendment to this Current Report no later than 60 days after the date that this Current Report must be filed.

(c) Exhibits.

Number	Description

2.1	Stock Purchase Agreement dated July 30, 2003, by and among the Company, The White House, Inc., the shareholders of The White House, Inc. and the representative of the shareholders of The White House, Inc. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended August 2, 2003) [Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Stock Purchase Agreement were omitted. A list of such exhibits and schedules appears in the table of contents of the Stock Purchase Agreement.]
10.1	Form of Employment Agreement dated as of September 5, 2003 between Richard D. Sarmiento and the Company.
10.2	Form of Employment Agreement dated as of September 5, 2003 between Patricia Darrow-Smith and the Company.
99.1	Press release issued on September 5, 2003 by the Company with respect to the Company’s announcement of the completion of the acquisition of The White House. This exhibit is being furnished pursuant to Items 5 and 12 of this Current Report on Form 8-K.

Item 12. Results of Operation and Financial Condition.

     On September 5, 2003, the Company issued a press release commenting in part on the impact that the acquisition of The White House might have on its earnings outlook. The press release is included as Exhibit 99.1.

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Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHICO’S FAS, INC.

Dated: September 5, 2003	By:	/s/ Charles J. Kleman

Name: Charles J. Kleman
Title: Executive Vice President, Chief Financial Officer

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EXHIBITS

Number	Description

2.1	Stock Purchase Agreement dated July 30, 2003, by and among the Company, The White House, Inc., the shareholders of The White House, Inc. and the representative of the shareholders of The White House, Inc. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended August 2, 2003) [Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Stock Purchase Agreement were omitted. A list of such exhibits and schedules appears in the table of contents of the Stock Purchase Agreement.]
10.1	Form of Employment Agreement dated as of September 5, 2003 between Richard D. Sarmiento and the Company.
10.2	Form of Employment Agreement dated as of September 5, 2003 between Patricia Darrow-Smith and the Company.
99.1	Press release issued on September 5, 2003 by the Company with respect to the Company’s announcement of the completion of the acquisition of The White House. This exhibit is being furnished pursuant to Items 5 and 12 of this Current Report on
Form 8-K.

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